Exhibit 10.1

EXECUTION VERSION

INVESTOR RIGHTS AGREEMENT

by and between

CEPTON, INC.

and

KOITO MANUFACTURING CO., LTD.

Dated as of January 19, 2023

i

This INVESTOR RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of January 19, 2023, by and between Cepton, Inc., a Delaware corporation (the “Company”), and KOITO MANUFACTURING CO., LTD., a corporation organized under the laws of Japan (together with any Permitted Transferees (as defined in Section 4.02(c)), the “Investor”). The Investor and the Company are sometimes referred to herein individually, as a “Party” and collectively, as the “Parties.” All capitalized terms that are used in this Agreement have the respective meanings given to them in Section 1.01.

RECITALS

A. The Company and the Investor are parties to the Investment Agreement, dated as of October 27, 2022 (the “Investment Agreement”), pursuant to which on the date hereof the Company issued, sold and delivered to the Investor, and the Investor purchased and acquired from the Company, pursuant to the terms and subject to the conditions set forth therein, an aggregate of 100,000 shares of the Company’s Series A Convertible Preferred Stock, par value $0.00001 per share (the “Series A Preferred Stock”), having the designation, powers, preferences and rights, and the qualifications, limitations and restrictions, as specified in the Certificate of Designations of Series A Convertible Preferred Stock filed with the Secretary of State of the State of Delaware on or prior to the date hereof, providing for the designation of the Series A Preferred Stock (the “Series A Certificate of Designations”);

B. The Company and the Investor desire to establish in this Agreement certain terms and conditions concerning the rights of and restrictions on the Investor with respect to the Investor’s ownership of the Series A Preferred Stock and other capital stock of the Company, and it is a condition of the closing of the transactions contemplated by the Investment Agreement that the Company and the Investor execute and deliver this Agreement; and

C. In consideration of the mutual covenants and agreements contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

Article I
Definitions

Section 1.01. Definitions.

(a) As used in this Agreement (including the recitals hereto), the following terms shall have the following meanings:

“Adverse Disclosure” means public disclosure of material non-public information that, in the good faith judgment of the Company (after consultation with legal counsel): (a) would be required to be made in any registration statement filed with the SEC by the Company so that such registration statement would not be materially misleading; (b) would not be required to be made at such time but for the filing, effectiveness or continued use of such registration statement; and (c) the Company has a bona fide business purpose for not disclosing publicly.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of that Person, whether through the ownership of voting securities or partnership or other ownership interests, by Contract or otherwise; provided that none of the Company or the Investor shall be deemed to be Affiliates of one another.

Any Person shall be deemed to “beneficially own”, to have “beneficial ownership” of, or to be “beneficially owning” any securities (which securities shall also be deemed “beneficially owned” by such Person) that such Person is deemed to “beneficially own” within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the date hereof; provided that any Person shall be deemed to beneficially own any securities that such Person has the right to acquire, whether or not such right is exercisable immediately, within 60 days.

“Business Day” means any day other than Saturday or Sunday or a day on which commercial banks are authorized or required by Law to be closed in New York City, New York, or Tokyo, Japan.

“Bylaws” means the Amended and Restated Bylaws of the Company as of the Signing Date, as the same shall be amended, modified or supplemented between the Signing Date and Closing in accordance with the Investment Agreement, and as may be amended, modified or supplemented from and after the Closing in compliance with this Agreement or applicable Law.

“Certificate of Incorporation” means the Second Amended and Restated Certificate of Incorporation of the Company, as amended by the Series A Certificate of Designations, as may be further amended from time to time in compliance with this Agreement and the Investment Agreement or applicable Law.

“Closing” means the closing of the Purchase.

“Closing Date” means the date on which the Closing occurs.

“Committee Qualification Requirements” means the requirements for service on the Compensation Committee or Nominating Committee, as applicable, generally applicable to all of the members of such committee (and not, for the avoidance of doubt, requirements applicable to a director fulfilling a particular function) as set forth in (a) any applicable Law, (b) the NASDAQ Stock Market Rules and (c) the charters of such committee.

“Company Board” means the board of directors of the Company.

“Company Common Stock” means the common stock, par value $0.00001 per share, of the Company.

“Company Owned IP” has the meaning set forth in the Investment Agreement.

“Company Securities” means (a) issued and outstanding shares of capital stock of, or other equity or voting interest in, the Company; (b) outstanding securities of the Company convertible into or exchangeable or exercisable for shares of capital stock of, or other equity or voting interest in, the Company; (c) outstanding options, warrants or other rights or binding arrangements to acquire from the Company, or that obligate the Company to issue, any capital stock of, or other equity or voting interest in, or any securities convertible into or exchangeable or exercisable for shares of capital stock of, or other equity or voting interest in, the Company; (d) obligations of the Company to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security, or other similar Contract relating to any capital stock of, or other equity or voting interest (including any voting debt) in, the Company; (e) outstanding restricted shares, restricted share units, stock appreciation rights, performance shares, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of, or other securities or ownership interests in, the Company solely to the extent, except for purposes of Section 2.05, that the terms of such securities or rights entitle the beneficial owner thereof to the right to vote generally for the election of Directors and (d) other obligations of the Company to make any payment based on the price or value of any of the items in the foregoing clauses (a) through (e) solely to the extent, except for purposes of Section 2.05, that the terms of such securities or rights entitle the beneficial owner thereof to the right to vote generally for the election of Directors.

“Company Stock Plan” has the meaning set forth in the Investment Agreement.

“Compensation Committee” means the Compensation Committee of the Company Board or such committee of the Company Board with the duties customarily fulfilled by a compensation committee of a board of directors.

“Confidentiality Agreement” means the Non-Disclosure Agreement, dated as of August 1, 2017, between the Investor and Cepton Technologies, Inc., as amended by the Extension to Non-Disclosure Agreement, dated as of October 1, 2020, and as may be further amended from time to time.

“Conversion Shares” means (i) any Company Common Stock issuable upon the conversion of the shares of Series A Preferred Stock and (ii) any Company Common Stock issuable as a dividend on the shares of Series A Preferred Stock (if any).

“DGCL” means the General Corporation Law of the State of Delaware.

“Director” means a member of the Company Board.

“Director Qualification Standards” means any requirements generally applicable to all of the Directors (and not, for the avoidance of doubt, requirements applicable to a director fulfilling a particular function (other than Committee Qualification Requirements)) regarding service as a Director of the Company under applicable Law or the rules and regulations of NASDAQ.

“Equity-Linked Securities” means any securities convertible into or exercisable or exchangeable for, or rights, options or warrants to purchase or otherwise acquire (whether immediately, during specified times, upon the satisfaction of any conditions or otherwise) any shares of Company Common Stock.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Issuance” means any of the events set forth in Section 11(c)(ii), other than Section 11(c)(ii)(I) of the Series A Certificate of Designations.

“Excluded Registration Statement” means a (i) registration statement on Form S-4, Form S-8 or any successor forms thereto, filed to effectuate an exchange offer or any employee benefit or dividend reinvestment plan, (ii) any registration statement on Form S-1, Form S-3 or any successor forms thereto, solely registering debt securities, including debt securities that are convertible into equity securities of the Company (or such securities into which the debt securities are convertible), (iii) any registration statement on Form S-1, Form S-3 or any successor forms thereto solely registering equity securities of the Company pursuant to contractual obligations existing on the date hereof except in connection with an underwritten offering, and (iv) any registration statement on Form S-1, Form S-3 or any successor forms thereto solely registering equity securities of the Company for purposes of an equity capital line of credit entered into by the Company with a financial institution that is not an Affiliate of the Company.

“Governmental Authority” means any government, political subdivision, governmental, administrative or regulatory entity or body, department, commission, board, agency or instrumentality, or other legislative, executive or judicial governmental entity, and any court, tribunal, judicial or arbitral body, in each case whether federal, national, state, county, municipal, provincial, local, foreign, supranational or multinational.

“Investor 75% Event” means if at any time (a) the number of shares of Company Common Stock beneficially owned by the Investor (counting the Series A Preferred Stock (including any PIK Dividends) on an as-converted basis as of such time even if not convertible within 60 days of such time, but excluding any Company Common Stock acquired by the Investor after the date hereof), falls below (b) 75% of the number of shares of Company Common Stock (counting the Series A Preferred Stock on an as-converted basis even though the Series A Preferred Stock is not convertible as of the date hereof) that it beneficially owns as of the date hereof.

“Investor Director Designees” means the individuals designated in writing by the Investor to be elected to the Company Board pursuant to Section 2.01(b) or 2.03, as applicable. For the avoidance of doubt, the Initial Investor Director Designees shall be considered Investor Director Designees for all purposes of this Agreement.

“Investor Directors” means the members of the Company Board who were elected to the Company Board pursuant to Section 2.01(b) or 2.03 as the Investor Director Designees.

“Law” means any federal, national, state, county, municipal, provincial, local, foreign, supranational or multinational law, act, statute, constitution, common law, ordinance, code, decree, writ, order, judgment, injunction, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

“NASDAQ” means the Nasdaq Capital Market and any successor stock exchange or inter-dealer quotation system operated by the Nasdaq Capital Market or any successor thereto.

“National Securities Exchange” means the NYSE or NASDAQ.

“Nominating Committee” means the Nominating and Corporate Governance Committee of the Company Board or any successor committee thereto.

“NYSE” means the New York Stock Exchange and its successors.

“Other Director” means a Director that is not designated by the Investor.

“Permitted Liens” has the meaning set forth in the Investment Agreement.

“Person” means any individual, corporation (including any non-profit corporation), limited liability company, joint stock company, general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, firm, Governmental Authority or other enterprise, association, organization or entity.

“PIK Dividends” has the meaning set forth in the Series A Certificate of Designations.

“Private Warrants” means the warrants to acquire up to 5,175,000 shares of Company Common Stock issued at the time of Growth Capital Acquisition Corp.’s initial public offering.

“Public Warrants” means the warrants to acquire up to 8,625,000 shares of Company Common Stock issued and outstanding on the date of this Agreement originally issued as a component of the units sold in Growth Capital Acquisition Corp.’s initial public offering.

“Purchase” means the purchase of Series A Preferred Stock by the Investor pursuant to the Investment Agreement.

“register”, “registered” and “registration” shall refer to a registration effected by preparing and filing a registration statement with the SEC in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement by the SEC or the automatic effectiveness of such registration statement, as applicable.

“Registrable Securities” means all shares of Company Common Stock and all Conversion Shares; provided, however, that such securities shall cease to be Registrable Securities when (a) a registration statement relating to such securities shall have been declared effective by the SEC and such securities shall have been disposed of by the Holder thereof pursuant to such registration statement, (b) such securities have been sold or otherwise disposed of in accordance with Rule 144 or another exemption from registration requirements such that the securities are freely tradeable following such sale or disposition, (c) in the case of the Investor, upon the later of the date on which there are no Investor Directors on the Company Board or the Investor beneficially owns shares of Company Common Stock and Conversion Shares representing less than five percent (5%) of the outstanding shares of Company Common Stock or (d) such securities may be sold without registration pursuant to Rule 144 without restriction as to volume or manner of sale. For the avoidance of doubt, any securities that have ceased to be Registrable Securities in accordance with the foregoing definition shall not thereafter become Registrable Securities and any securities that are issued or distributed in respect of securities that have ceased to be Registrable Securities are shall not be Registrable Securities.

“Registration Expenses” means (a) all expenses incurred by the Company in complying with Sections 3.01 or 3.02, including all registration, qualification, listing and filing fees, expenses incurred by the Company in connection with any roadshow related to such registration and offering, auditor fees, printing expenses, escrow fees, and fees and disbursements of counsel for the Company, blue sky fees and expenses; (b) reasonable, documented out-of-pocket fees and expenses of no more than two outside legal counsel to the Investor and all other participating Holders, which counsel shall be jointly selected by the Holders, and retained in connection with Underwritten Offerings pursuant hereto, subject to a maximum amount of $50,000 per Underwritten Offering; and (c) reasonable, documented out-of-pocket fees and expenses for any local counsel necessary to effect a registration contemplated hereby, if applicable; provided, however, that Registration Expenses shall not be deemed to include any Selling Expenses.

“Related Party Transaction” means any transaction that would be required to be disclosed by the Company pursuant to Item 404 of Regulation S-K promulgated under the Exchange Act.

“Representatives” means, with respect to any Person, its Affiliates and their respective directors, officers, employees, investment bankers, attorneys, accountants and other advisors or representatives

“Rule 144” means Rule 144 promulgated under the Securities Act and any successor provision.

“Rule 415” means Rule 415 promulgated under the Securities Act and any successor provision.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Selling Expenses” means (a) all underwriting discounts, selling commissions, and stock transfer taxes and applicable to the securities registered by any Holder holding Registrable Securities.

“Shelf Registration” means a Resale Shelf Registration Statement or a Subsequent Shelf Registration, as applicable.

“Signing Date” means October 27, 2022.

“Subsidiary” means, with respect to any Person, any other Person (other than a natural Person) of which securities or other ownership interests (a) having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions or (b) representing more than 50% of such securities or ownership interests, in each case, are at the time directly or indirectly owned by such first Person.

“Subsidiary Securities” has the same meaning ascribed to “Company Securities” except that all reference to “the Company” therein shall be deemed to be replaced with “any Subsidiary of the Company”.

“Transaction Documents” has the meaning set forth in the Investment Agreement.

“Underwriter” means a securities dealer who purchases any Registrable Securities as a principal in connection with a distribution of such Registrable Securities and not as part of such dealer’s market-making activities.

“Warrants” means the Private Warrants and the Public Warrants.

“Wholly Owned Subsidiary” means any Subsidiary of the Company in which all of such Subsidiary’s Subsidiary Securities are owned directly or indirectly by the Company.

(b) In addition to the terms defined in Section 1.01(b), the following terms have the meanings assigned thereto in the Sections set forth below:

Term	Section
Action	6.03(c)
Agreement	Preamble
Company	Preamble
Company Confidential Information	5.02(a)
Company Indemnified Parties	3.09(a)
Effectiveness Period	3.01(b)
Electronic Delivery	6.10
FINRA	3.03(a)(xv)
Holder	3.01(a)
Holder Indemnified Parties	3.09(b)
Holder Information	3.06(a)
Indemnified Party	3.09(c)
Indemnifying Party	3.09(c)
Initial Investor Director Designees	2.01(b)
Interruption Period	3.03(b)
Investment Agreement	Recitals
Investor	Preamble
Investor Financial Statements	5.01(e)
Investor Related Parties	2.06
Investor Transactions	2.06
Losses	3.09(a)
Offeree	2.08(a)
Offering Persons	3.03(a)(xiv)
Party or Parties	Preamble
Permitted Transferee	4.02(c)
Piggyback Notice	3.02(a)
Piggyback Registration Statement	3.02(b)
Piggyback Request	3.02(b)
Pro Rata Share	2.08(a)
Quarterly Blackout Period	3.01(f)(i)
Registration Default	3.12
Resale Shelf Registration Statement	3.01(a)
Restricted Period	4.01
Series A Certificate of Designations	Recitals
Series A Preferred Stock	Recitals
Shelf Offering	3.01(g)
Subsequent Holder Notice	3.01(e)
Subsequent Shelf Registration	3.01(c)
Suspension Period	3.04(a)
Take-Down Notice	3.01(g)
Transfer	4.01
Underwritten Offering	3.01(f)(i)
Underwritten Offering Notice	3.01(f)(i)

Section 1.02. Certain Interpretations.

(a) When a reference is made in this Agreement to an Article or a Section, such reference is to an Article or a Section of this Agreement unless otherwise indicated. When a reference is made in this Agreement to a Schedule or Exhibit, such reference is to a Schedule or Exhibit to this Agreement, as applicable, unless otherwise indicated.

(b) When used herein, (i) the words “hereof,” “herein” and “herewith” and words of similar import will, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement; and (ii) the words “include,” “includes” and “including” will be deemed in each case to be followed by the words “without limitation.”

(c) Unless the context otherwise requires, “neither,” “nor,” “any,” “either” and “or” are not exclusive.

(d) The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and does not simply mean “if.”

(e) When used in this Agreement, references to “$” or “Dollars” are references to U.S. dollars.

(f) The meaning assigned to each capitalized term defined and used in this Agreement is equally applicable to both the singular and the plural forms of such term, and words denoting any gender include all genders. Where a word or phrase is defined in this Agreement, each of its other grammatical forms has a corresponding meaning.

(g) When reference is made to any Party to this Agreement or any other agreement or document, such reference includes such Party’s successors and permitted assigns. References to any Person include the successors and permitted assigns of that Person.

(h) Unless the context otherwise requires, all references in this Agreement to the Subsidiaries of a Person will be deemed to include all direct and indirect Subsidiaries of such Person.

(i) A reference to any specific Law or to any provision of any Law includes any amendment to, and any modification, re-enactment or successor thereof, any legislative provision substituted therefor and all rules, regulations and statutory instruments issued thereunder or pursuant thereto.

(j) References to any agreement or Contract are to that agreement or Contract as amended, modified or supplemented (including by waiver or consent) from time to time in accordance with the terms hereof and thereof.

(k) All accounting terms used herein will be interpreted, and all accounting determinations hereunder will be made, in accordance with GAAP.

(l) The table of contents and headings set forth in this Agreement are for convenience of reference purposes only and will not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision hereof.

(m) The measure of a period of one month or year for purposes of this Agreement will be the date of the following month or year corresponding to the starting date. If no corresponding date exists, then the end date of such period being measured will be the next actual date of the following month or year (for example, one month following February 18 is March 18 and one month following March 31 is May 1).

(n) The Parties agree that they have been represented by legal counsel during the negotiation, execution and delivery of this Agreement and therefore waive the application of any Law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document.

(o) No summary of this Agreement or any Exhibit or Schedule delivered herewith prepared by or on behalf of any Party will affect the meaning or interpretation of this Agreement or such Exhibit or Schedule.

(p) All references to “ordinary course of business” will be deemed to be followed by the words “consistent with past practice.”

(q) All references to time shall refer to New York City time unless otherwise specified.

(r) For purposes of determining beneficial ownership, the Investor may rely on the Company’s most recent publicly available Quarterly Report on Form 10-Q or Annual Report on Form 10-K to determine the number of issued and outstanding Equity Securities of the Company at any given time and any Person’s beneficial ownership percentage, unless the Company provides written notice to the Investor with an updated number of Company Securities then issued and outstanding.

(s) In the event that the Company Common Stock is listed on a National Securities Exchange other than NASDAQ, all references herein to NASDAQ rules shall be deemed to be to the most comparable rule applicable to such other National Securities Exchange and all references to NASDAQ shall be deemed to be such other National Securities Exchange, in each case, mutatis mutandis. In the event that the Company Common Stock is listed on both NASDAQ and any other National Securities Exchange, the Company and the Investor shall cooperate to make any amendments to this Agreement reasonably requested by the other party; provided, that in no event shall the Investor be required to accept any changes that would result from any shares Company Securities beneficially owned by the Investor being listed on any exchange other than a National Securities Exchange unless the Investor consented to the transaction or event that was the cause thereof, the Investor consented to the change in listing or such change in listing is the result of any action taken by the Investor.

Article II
Governance and Other Rights

Section 2.01. Actions at the Closing. The Company and the Company Board shall take all necessary action to cause, effective as of the Closing:

(a) the size of the Company Board to be seven (7) members;

(b) the Company Board to include two (2) members to be designated by the Investor, one of whom shall be assigned to Class C whose term expires at the third annual meeting of the Company’s stockholders held after the Effective Time (as defined in the Certificate of Incorporation), who shall initially be Takayuki Katsuda, and one of whom shall be a Class A Director whose term expires at the first annual meeting of the Company’s stockholders held after the Effective Time, who shall initially be Hideharu Konagaya (the “Initial Investor Director Designees”).

Section 2.02. Committee Composition.

(a) From time to time, the Investors shall have the right to designate the Investor Directors to serve on the Compensation Committee and/or the Nominating Committee and to remove and/or replace such Investor Directors, and the Company Board shall promptly designate any such Investor Director to serve as a member of the Compensation Committee and/or the Nominating Committee as the Investor shall identify and remove any such Investor Director as a member of the Compensation Committee and/or the Nominating Committee as identified by the Investor; provided, that such designation shall in each case be subject to each such Investor Director meeting the applicable Committee Qualification Requirements and no such Investor Director shall be removed from the Compensation Committee or Nominating Committee, as applicable, if a qualified replacement Director who meets the applicable Committee Qualification Requirements is not immediately available or such removal would result in the Company ceasing to comply with the rules and regulations of NASDAQ or any other applicable Law.

(b) If at any time during which an Investor Director is serving on the Compensation Committee and/or the Nominating Committee such Investor Director ceases to meet the Committee Qualification Requirements, the Investor shall have the right to select an Investor Director who satisfies the applicable Committee Qualification Requirements, and the Company Board shall take all necessary action to appoint such other Investor Director to serve on the Compensation Committee and/or the Nominating Committee in place of the applicable Investor Director being removed from such committee; provided, however, if the Investor does not timely (pursuant to the requirements of the rules and regulations of NASDAQ) select a replacement Investor Director, the Company Board may immediately remove such Investor Director who ceases to satisfy the Committee Qualification Requirements and appoint a replacement Director who satisfies the Committee Qualification Requirements in order to maintain compliance with the rules and regulations of NASDAQ.

Section 2.03. Investor Directors.

(a) The Investor shall initially be entitled to designate for nomination two (2) Directors (inclusive of Takayuki Katsuda, who is already a Director). Following the appointment of the Initial Director Designees to the Company Board, the number of Directors the Investor shall be entitled to designate for nomination to the Company Board shall: (y) increase and decrease automatically to a number of Directors equal to the product, rounded to the nearest whole number, of (i) the number of shares of Company Common Stock beneficially owned by the Investor (including any shares of Company Common Stock which are then issuable upon conversion of shares of Series A Preferred Stock held by the Investor) divided by the number of shares of Company Common Stock then outstanding (plus any shares of Company Common Stock issuable upon conversion of shares of Series A Preferred Stock included in clause (i)) and (ii) the size of the Company Board (e.g., 2.4 will be rounded down to 2 and 2.5 will be rounded up to 3), provided, however, that in no event shall the number of Directors the Investor shall be entitled to designate for nomination to the Company Board pursuant to this Agreement represent the majority of the Directors; and (z) decrease to one (1) Director in the event the Investor ceases to beneficially own at least ten percent (10%) of the then outstanding shares of Company Common Stock and to zero (0) Directors in the event the Investor ceases to beneficially own at least five percent (5%) of the then outstanding shares of Company Common Stock, in each case including any shares of Company Common Stock which are then issuable upon conversion of shares of Series A Preferred Stock held by the Investor). The appointment of any such Investor Director Designees pursuant hereto shall be subject to such Persons’ satisfaction of the Director Qualification Standards; provided, that so long as the Investor is entitled to nominate no more than two (2) Directors, such Directors shall not be required to comply with any independence or board diversity requirements under the rules and regulations of NASDAQ; provided, however, that any additional Directors the Investor is entitled to nominate shall be required to comply with applicable independence requirements under the rules and regulations of Nasdaq.

(b) In the event that the Investor nominates any Investor Director Designees pursuant to clause (a) above, the Company shall (i) include the Investor Director Designees in its slate of nominees for election to the Company Board at the next annual or special meeting of the stockholders of the Company at which directors are to be elected (of the same class as the Directors to be elected at such meeting, to the extent the Company Board is a classified board) and (ii) recommend that the Company’s stockholders vote in favor of the election of such Investor Director Designee at any such annual or special meeting of the Company’s stockholders, and support such Investor Director Designee in a manner no less rigorous and favorable than the manner in which the Company supports its other nominees (including, to the extent applicable, solicitation of proxies or consents in favor of such nominees), subject in each case to the Directors’ fiduciary duties. The Company and the Company Board shall take all necessary actions to ensure that, at all times when the Investor Director Designee is eligible to be appointed or nominated, there are sufficient vacancies on the Company Board to permit such designation.

(c) The Investor shall have the sole right to (subject to any limitations under the Certificate of Incorporation, the Bylaws or any applicable Law) cause to resign any Investor Director at any time and to nominate, designate or appoint, as applicable (and subject to any limitations under the Certificate of Incorporation, the Bylaws or any applicable Law), any replacement or successor thereof if the Investor is then entitled to such rights hereunder.

(d) If an Investor Director ceases to serve on the Company Board for any reason during his or her term, the vacancy created thereby shall be filled, and the Company Board shall fill such vacancy, with a new Investor Director Designee and appoint such Investor Director to the Compensation Committee and/or the Nominating Committee, as applicable, subject to satisfaction of the applicable Committee Qualification Requirements, in each case to the extent the Investor is then entitled to such rights hereunder.

(e) For the avoidance of doubt, each Investor Director shall be entitled to travel and expense reimbursement for their reasonable and documented out-of-pocket expenses (including air fare) incurred in connection with travelling to and from meetings of the Company Board and/or any committee of the Company Board in accordance with the Company’s current reimbursement policy applicable to Directors generally. In addition, (x) each Investor Director shall be entitled to enter into a customary indemnification agreement with the Company on terms that are, in the event that the Company has entered into any such agreement with another non-employee Director, no less favorable than that provided to such other non-employee Director, and (y) the Company shall maintain in full force and effect directors’ and officers’ liability insurance containing terms that are no less favorable than those provided to other non-employee Directors. Each Investor Director shall be covered as an insured director, in such a manner as to provide each Investor Director in his or her capacity as a Director with rights and benefits under all directors’ and officers’ insurance policies no less favorable than those provided to any other non-employee Directors. The Company acknowledges and agrees that the Company is the indemnitor of first resort with respect to any Investor Related Party who is an officer, director or other fiduciary of the Company and its Subsidiaries (i.e., its obligations to such Person are primary and any obligation of any other Persons to which such Investor Director or its Affiliates may have rights to advancement of expenses or to indemnification for the same expenses or liabilities incurred by such Investor Related Party are secondary).

Section 2.04. Director Qualifications.

(a) Notwithstanding anything to the contrary in this Agreement, the Certificate of Incorporation or the Bylaws, the Investor agrees that, prior to and as a condition to the election to the Company Board of any Investor Director Designee, (x) such Investor Director Designee shall have satisfied the Director Qualification Standards (and the Company acknowledges and agrees that Mr. Katsuda and Mr. Konagaya have satisfied such requirements as of the date hereof); provided that (1) no Investor Director Designee shall be eligible to serve on the Company Board if he or she has been involved in any of the events enumerated under Item 2(d) or (e) of Schedule 13D under the Exchange Act or Item 401(f) of Regulation S-K under the Securities Act (to the extent material to his or her ability or integrity to serve as a Director) or is subject to any judgment prohibiting service as a director of any public company and (2) if any Investor Director Designee shall fail to satisfy the Director Qualification Standards or the requirements of the preceding clause (1), the Investor agrees that such Investor Director Designee shall not be nominated or elected to the Company Board, and the Investor shall, if then entitled to such right hereunder, have the right to designate a replacement therefor (which replacement Investor Director Designee shall be subject to the requirements of this Section 2.04), (y) each Investor Director Designee shall (and the Investor shall cause each Investor Director Designee to) make himself or herself reasonably available for an interview and to consent to such customary reference and background checks as the Nominating Committee may reasonably request to determine such Investor Director Designee’s eligibility to serve as a Director and compliance with the Director Qualification Standards and (z) each Investor Director Designee must provide to the Company:

(i) all information reasonably requested by the Company that is required to be disclosed for Directors, candidates for Directors and their respective Affiliates in a proxy statement, current report on form 8-K or other filings in accordance with applicable Law, any NASDAQ rules or listing standards or the Certificate of Incorporation or Bylaws, in each case, relating to such Investor Director Designee’s nomination or election, as applicable, as a Director, and, if applicable, consent to being named as such in any such filing; and

(ii) all information reasonably requested by the Company in connection with assessing eligibility under the Director Qualification Standards and the Committee Qualification Requirements, in each case, relating to such Investor Director Designee’s nomination or election, as applicable, as a Director.

(b) The Investor shall not be under any obligation to vote in the same manner as recommended by the Company Board or in any other manner, other than in its sole discretion.

Section 2.05. Investor Consent. From time to time so long as the Investor 75% Event shall not have occurred, without the prior written consent of the Investor, the Company shall not take (and the Company Board shall not authorize the Company to take) any of the following actions:

(a) issue, deliver or sell, or authorize the issuance, delivery or sale of, any shares of any Company Securities or Subsidiary Securities that rank senior to, or pari passu with, the Series A Preferred Stock for purposes of dividends, redemption and upon liquidation to any Person other than the Company or its Wholly Owned Subsidiaries;

(b) split, combine or reclassify any shares of capital stock of the Company or declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of the Company Securities or Subsidiary Securities owned by any Person other than the Company or its Wholly Owned Subsidiaries, or redeem, repurchase or otherwise acquire or offer to redeem or repurchase, or otherwise acquire any Company Securities or any Subsidiary Securities other than (x) pursuant to the terms of any Company Stock Plan, (y) the Warrants, pursuant to the terms thereof or (z) shares of Series A Preferred Stock, pursuant to the terms thereof;

(c) create, incur, assume, suffer to exist or otherwise be liable with respect to any indebtedness for borrowed money or guarantees thereof, having an aggregate principal amount on a consolidated basis for the Company and its Subsidiaries outstanding at any time exceeding the greater of (i) $20 million or (ii) the sum of the operating expenses for the two (2) preceding fiscal quarters of the Company;

(d) enter into any Related Party Transaction, excluding compensation, benefits, indemnification and other agreements with Directors and employees of the Company (in each case, to the extent in the ordinary course of business);

(e) amend the Certificate of Incorporation, Bylaws or other similar organizational documents (whether by merger, consolidation, combination, reclassification or otherwise);

(f) change the size of the Company Board;

(g) adopt any stockholder rights plan which does not exempt the Investor from being an “acquiring person” solely as a result of (i) its holdings of any Company Securities as of the adoption of such stockholder rights plan, (ii) payment of PIK Dividends subsequent to the adoption of the stockholder rights plan, (iii) the application of any adjustments pursuant to Section 11(a) of the Series A Certificate of Designations or (iv) any other increase in the proportional holding of the Investor in relation to other holders of Company Securities through no action of the Investor;

(h) acquire (by merger, consolidation, acquisition of stock or assets or otherwise), directly or indirectly, any assets, securities, properties, interests or businesses, other than (i) supplies in the ordinary course of business of the Company and the Subsidiaries in a manner that is consistent with past practice and (ii) acquisitions with a purchase price (including assumed indebtedness) that does not exceed the greater of (x) $20 million individually or (y) 10% of total revenues for the last twelve (12) full months;

(i) sell, lease or otherwise transfer, or create or incur any Lien (other than Permitted Liens) on, any of the Company’s or any Subsidiary’s assets, securities, properties, interests or businesses, other than (i) sales of inventory in the ordinary course of business and (ii) sales of assets, securities, properties, interests or businesses with a sale price (including any related assumed indebtedness) that does not exceed the greater of (x) $20 million individually or (y) the sum of the operating expenses for the two (2) preceding fiscal quarters of the Company;

(j) An amendment to, or the adoption of any new, Company Stock Plan; provided, that issuance of any shares of Company Common Stock currently reserved for issuance under existing Company Stock Plans and all annual increases thereto pursuant to the automatic minimum increase provisions shall not be subject to the Investor’s consent right under this clause (j), but any discretionary increases greater than the automatic annual increase amount specified under the existing Company Stock Plans shall be subject to such consent right;

(k) (i) sell, assign, transfer, license, sublicense, abandon, permit to lapse, grant a covenant not to sue, create or incur any Lien (other than Permitted Liens), or otherwise dispose of any material Company Owned IP, other than non-exclusive licenses or sublicenses granted in the ordinary course of business consistent with past practice; or (ii) abandon or permit to lapse any Company Owned IP that is Registered Intellectual Property (as defined in the Investment Agreement) other than at the end of its statutory term;

(l) incur any capital expenditures or any obligations or liabilities in respect thereof, except for any capital expenditures not to exceed the greater of (x) $20 million per fiscal year or (y) 10% of total revenues for the last twelve (12) full months; or

(m) agree, resolve or commit to do any of the foregoing.

Section 2.06. Corporate Opportunities. For so long as the Investor beneficially owns Company Common Stock (including shares of Company Common Stock that would be issuable upon conversion of shares of Series A Preferred Stock beneficially owned by the Investor even if not convertible at such time) at least ten percent (10%) of the then outstanding Company Common Stock, to the fullest extent permitted by Section 122(17) of the DGCL (or any successor provision) and except as may be otherwise expressly agreed in writing by the Company and the Investor, the Company, on behalf of itself and its Subsidiaries, renounces any interest or expectancy of the Company and its Subsidiaries in, or in being offered an opportunity to participate in, business opportunities, that are from time to time presented to the Investor or any of their respective officers, representatives, directors, agents, stockholders, members, partners, Affiliates, Subsidiaries (other than the Company and its Subsidiaries), or any of their respective designees on the Company Board and/or any of their respective representatives who, from time to time, may act as officers of the Company, even if the opportunity is one that the Company or its Subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so, and no such person shall be liable to the Company or any of its Subsidiaries for breach of any fiduciary or other duty, as a director or officer or otherwise, by reason of the fact that such person pursues or acquires such business opportunity, directs such business opportunity to another person or fails to present such business opportunity, or information regarding such business opportunity, to the Company or its Subsidiaries unless such business opportunity is disclosed to the applicable director or officer in his or her capacity as such. Neither the alteration, amendment or repeal of this Section 2.06, nor the adoption of any provision of the Certificate of Incorporation or the Series A Certificate of Designations inconsistent with this Section 2.06, nor, to the fullest extent permitted by the DGCL, any modification of law, shall eliminate or reduce the effect of this Section 2.06 in respect of any business opportunity first identified or any other matter occurring, or any cause of action, suit or claim that, but for this Section 2.06, would accrue or arise, prior to such alteration, amendment, repeal, adoption or modification. If any provision or provisions of this Section 2.06 shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (a) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Section 2.06 (including, without limitation, each portion of any paragraph of this Section 2.06 containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (b) to the fullest extent possible, the provisions of this Section 2.06 (including, without limitation, each such portion of any paragraph of this Section 2.06 containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Company to protect its directors, officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Company to the fullest extent permitted by law. This Section 2.06 shall not limit any protections or defenses available to, or indemnification or advancement rights of, any director, officer, employee or agent of the Company under the Certificate of Incorporation, the Bylaws, any other agreement between the Company and such director, officer, employee or agent or applicable law.

Section 2.07. Board Obligations. Any breach by the Company Board of its obligations under this Article II shall be deemed a breach by the Company of its obligations hereunder.

Section 2.08. Preemptive Rights.

(a) Except for any Company Securities issued in an Excluded Issuance, if, following the date hereof, the Company authorizes the issuance or sale of any Company Common Stock or Equity-Linked Securities to any Person or Persons (the “Offeree”), the Company shall first offer to sell to the Investor a portion of such Company Common Stock or Equity-Linked Securities, as applicable, equal to the quotient (the “Pro Rata Share”) determined by dividing (x) the number of shares of Company Common Stock beneficially owned by the Investor at such time (including shares of Company Common Stock that would be issuable upon conversion, exchange or exercise, as applicable, of any Equity-Linked Securities beneficially owned by the Investor at such time even if not convertible, exchangeable or exercisable at such time), by (y) the total number of shares of Company Common Stock then issued and outstanding immediately prior to such issuance (including any shares of Company Common Stock included in clause (x) on an as-converted, exchanged or exercised basis, if applicable). The Investor shall be entitled to purchase such Company Common Stock or Equity-Linked Securities, as applicable, at the same price as such Company Common Stock or Equity-Linked Securities, as applicable, is to be offered to the Offeree. The Investor, if it elects to purchase its pro rata share of the Company Common Stock or Equity-Linked Securities, as applicable, authorized for issuance or sale to the Offeree, will take all necessary actions in connection with the consummation of the purchase transactions contemplated by this Section 2.08 (which, subject to clause (e) below, shall be concurrent with the consummation of the issuance or sale of the Company Common Stock or Equity-Linked Securities, as applicable, to the Offeree) as reasonably requested by the Company Board, including the execution of all agreements, documents and instruments in connection therewith in the form presented by the Company, so long as such agreements, documents and instruments are on customary forms for a transaction of this type and do not require the Investor to make or agree to any representation, warranty, covenant or indemnity that is more burdensome than that required of the Offeree in the agreements, documents or instruments in connection with such transaction. Notwithstanding the foregoing, in calculating the portion of such Company Common Stock or Equity-Linked Securities, as applicable, that the Investor is entitled to purchase pursuant to this provision, no shares of Company Common Stock issuable upon conversion, exchange or exercise, as applicable, of Equity-Linked Securities shall be included if such Equity-Linked Securities are entitled to an anti-dilution or similar adjustment, pursuant to the terms thereof with respect to the issuance or sale of Company Common Stock or Equity-Linked Securities, as applicable, giving right to these preemptive rights; provided, that, where the application of such anti-dilution or similar adjustment is not sufficient for the Investor to maintain its Pro Rata Share taking into account the issuance of the Company Common Stock or Equity-Linked Securities to the Offeree, the Investor shall be entitled to purchase pursuant to this Section 2.08 such portion of the Company Common Stock or Equity-Linked Securities, as applicable, to allow the Investor to maintain its Pro Rata Share immediately following such issuance.

(b) In order to exercise its purchase rights hereunder, the Investor must, within 30 days after receipt of written notice from the Company describing the Company Common Stock or Equity-Linked Securities, as applicable, being offered, the purchase price thereof and the payment terms, deliver a written notice to the Company describing its election hereunder.

(c) During the 90 days following the expiration of the 30-day offer period described above, the Company shall be entitled to sell the shares of Company Common Stock or such Equity-Linked Securities, as applicable, which the Investor has not elected to purchase, to the Offeree at no less than the purchase price, and upon other terms no more favorable than those, stated in the notice provided under Section 2.08(b) (in addition to the portion of the Company Common Stock or Equity-Linked Securities, as applicable, the Company is not required to offer to the Investor pursuant to the first sentence of Section 2.08(a)). Any Company Common Stock or Equity-Linked Securities, as applicable, proposed to be offered or sold by the Company to the Offeree after such 90-day period, or at a price not complying with the immediate preceding sentence, must be reoffered to the Investor pursuant to the terms of this Section 2.08 prior to any sale to the Offeree.

(d) In the case of the offering of Company Common Stock or Equity-Linked Securities, as applicable, for consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the fair value thereof as reasonably determined by the Company Board; provided, however, that such fair value as determined by the Company Board shall not exceed the aggregate market price of the securities being offered as of the date the Company Board authorizes the offering of such securities.

(e) Notwithstanding the requirement in clause (a) above that the Investor’s pro rata purchase pursuant to these preemptive rights be concurrent with the consummation of the issuance or sale of the Company Common Stock or Equity-Linked Securities, as applicable, to the Offeree, the consummation of pro rata purchases pursuant to these preemptive rights that, individually, involve purchases by the Investor of less than $1 million dollars shall be aggregated and consummated on a quarterly basis for each three-month period ending March 31, June 30, September 30 or December 31, within sixty (60) days after the end of such period. The aggregation of such purchases does not relieve the Company or the Investor from their respective obligations to provide timely notices with respect to any individual offering of Company Common Stock or Equity-Linked Securities as required by this Section 2.08.

Article III
Registration Rights

Section 3.01. Registration.

(a) Resale Shelf Registration Statement. Subject to the other applicable provisions of this Agreement, the Company shall prepare and file within three-hundred (300) days after the date hereof a registration statement covering the sale or distribution from time to time by the Investor holding Registrable Securities (the “Holder”), on a delayed or continuous basis pursuant to Rule 415 of the Securities Act, of all of the Registrable Securities on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, then such registration shall be on another appropriate form and shall provide for the registration of such Registrable Securities for resale by the Holder in accordance with any reasonable method of distribution elected by the Investor) (the “Resale Shelf Registration Statement”) and shall use commercially reasonable efforts to cause such Resale Shelf Registration Statement to be declared effective by the SEC as promptly as reasonably practicable after the filing thereof (and in any event within twelve (12) months after the date hereof). Notwithstanding anything to the contrary herein, the Company shall not have any obligation to participate in any due diligence, execute any agreements or certificates or deliver any legal opinions to the Holders or obtain comfort letters solely in connection with the filing and/or effectiveness of the Shelf Registration Statement or, if applicable, Subsequent Shelf Registration Statement.

(b) Effectiveness Period. Once declared effective, the Company shall, subject to the other applicable provisions of this Agreement, use its commercially reasonable efforts to cause the Resale Shelf Registration Statement to be continuously effective and usable until such time as there are no longer any Registrable Securities (the “Effectiveness Period”).

(c) Subsequent Shelf Registration. If any Shelf Registration ceases to be effective under the Securities Act for any reason at any time during the Effectiveness Period, the Company shall use its commercially reasonable efforts to as promptly as is reasonably practicable cause such Shelf Registration to again become effective under the Securities Act (including obtaining the prompt withdrawal of any order suspending the effectiveness of such Shelf Registration), and shall use its commercially reasonable efforts to as promptly as is reasonably practicable amend such Shelf Registration in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Shelf Registration or file an additional registration statement (a “Subsequent Shelf Registration”) for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act registering the resale from time to time by the Holder of all securities that are Registrable Securities as of the time of such filing. If a Subsequent Shelf Registration is filed, the Company shall use its commercially reasonable efforts to (i) cause such Subsequent Shelf Registration to become effective under the Securities Act as promptly as is reasonably practicable after the filing thereof and (ii) keep such Subsequent Shelf Registration continuously effective and usable until the end of the Effectiveness Period. Any such Subsequent Shelf Registration shall be a registration statement on Form S-3 to the extent that the Company is eligible to use such form. Otherwise, such Subsequent Shelf Registration shall be on another appropriate form and shall provide for the registration of such Registrable Securities for resale by the Holders in accordance with any reasonable method of distribution elected by the Investor. Notwithstanding the foregoing, the Company shall not be required to amend such Resale Shelf Registration Statement or file a Subsequent Shelf Registration if such Resale Shelf Registration Statement ceases to be effective due to the filing of a post-effective amendment thereto permitted by this Agreement or during an Interruption Period or Suspension Period provided for in this Agreement.

(d) Supplements and Amendments. The Company shall supplement and amend any Shelf Registration if required by the Securities Act or the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration; provided, however, that no such supplements or amendments will be required to be filed during an Interruption Period or a Suspension Period.

(e) Subsequent Holder Notice. If a Person entitled to the benefits of this Agreement becomes a Holder of Registrable Securities after a Shelf Registration becomes effective under the Securities Act, the Company shall, as promptly as is reasonably practicable following delivery of written notice to the Company of such Person becoming a Holder and requesting for its name to be included as a selling securityholder in the prospectus related to the Shelf Registration (a “Subsequent Holder Notice”):

(i) if required and permitted by applicable Law, file with the SEC a supplement to the related prospectus or a post-effective amendment to the Shelf Registration so that such Holder is named as a selling securityholder in the Shelf Registration and the related prospectus in such a manner as to permit such Holder to deliver a prospectus to purchasers of the Registrable Securities in accordance with applicable Law; provided, however, that the Company shall not be required to file more than one post-effective amendment or a supplement to the related prospectus for such purpose in any 30-day period and no such post-effective amendment or supplement will be required to be filed during an Interruption Period or a Suspension Period;

(ii) if, pursuant to clause (i) above, the Company shall have filed a post-effective amendment to the Shelf Registration that is not automatically effective, use its commercially reasonable efforts to cause such post-effective amendment to become effective under the Securities Act as promptly as is reasonably practicable; and

(iii) notify such Holder as promptly as is reasonably practicable after the effectiveness under the Securities Act of any post-effective amendment filed pursuant to clause (i) above.

(f) Underwritten Offering.

(i) Subject to any applicable restrictions on transfer in this Agreement or otherwise, the Investor may, after the Resale Shelf Registration Statement becomes effective, deliver a written notice to the Company (the “Underwritten Offering Notice”) specifying that the sale of some or all of the Registrable Securities subject to the Shelf Registration is intended to be conducted through an underwritten offering (the “Underwritten Offering”); provided, however, that the Investor may not, without the Company’s prior written consent, (x) launch more than two (2) Underwritten Offerings at the request of the Investor within any three-hundred sixty-five (365) day period, (y) launch an Underwritten Offering the anticipated gross proceeds of which shall be less than $25,000,000 (unless the Investor is proposing to sell all of their remaining Registrable Securities) or (z) launch an Underwritten Offering within the period (a “Quarterly Blackout Period”) commencing on the seventh (7th) calendar day of the third (3rd) month of each fiscal quarter and ending at the start of the second full trading day following the date of public disclosure of the financial results for that fiscal quarter.

(ii) In the event of an Underwritten Offering, the Investor shall select the managing Underwriter or Underwriters to administer the Underwritten Offering; provided that the choice of such managing underwriter(s) shall be subject to the consent of the Company, which shall not be unreasonably withheld. The Company, the Investor and the Holders of Registrable Securities participating in the Underwritten Offering will enter into and perform its obligations under an underwriting agreement in customary form with the managing Underwriter or Underwriters selected for such offering.

(iii) The Company and other holders of Company Securities entitled to contractual registration rights may include in any Underwritten Offering pursuant to this Section 3.01(f) any securities that are not Registrable Securities without the prior written consent of the Investor, subject to Section 3.02. If the managing Underwriter or Underwriters advise the Company and the Investor in writing that in its or their good faith opinion the number of Registrable Securities (and, if permitted hereunder, other securities requested to be included in such offering) exceeds the number of securities which can be sold in such offering in light of market conditions or is such so as to adversely affect the success of such offering, the Company and other holders of Company Securities may include in such offering only such number of securities that can be sold without adversely affecting the marketability of the offering, which securities will be so included in the following order of priority: (A) first, the Registrable Securities that have been requested to be so included by the Holders on the basis of the percentage of the Registrable Securities owned by such Holders, (B) second, any other Persons granted piggyback registration rights prior to the date of this Agreement who have the right to participate and that have requested to participate in such Underwritten Offering, allocated in accordance with any agreement as to priority as between the Company and such Persons, (C) third, any securities proposed to be sold by the Company and (D) fourth, any other securities of the Company that have been requested to be so included.

(g) Take-Down Notice. Subject to the other applicable provisions of this Agreement, at any time that any Shelf Registration is effective, if the Investor delivers a notice to the Company (a “Take-Down Notice”) stating that it intends to effect a sale or distribution of all or part of its Registrable Securities included by it on any Shelf Registration (a “Shelf Offering”) and stating the number of the Registrable Securities to be included in such Shelf Offering, then the Company shall amend, subject to the other applicable provisions of this Agreement, or supplement the Shelf Registration as may be necessary in order to enable such Registrable Securities to be sold and distributed pursuant to the Shelf Offering.

Section 3.02. Piggyback Registration.

(a) Notice of Registration. If at any time or from time to time the Company proposes to file a registration statement under the Securities Act with respect to, or otherwise commence, a public offering of its Company Common Stock or securities convertible into, or exchangeable or exercisable for, Company Common Stock, whether or not for sale for its own account (other than an Excluded Registration Statement), the Company will promptly give to each Investor written notice of such filing or commencement, which notice shall be given as soon as practicable and no later than ten (10) Business Days prior to the filing date or commencement date (the “Piggyback Notice”) to the Investor on behalf of the Holders of Registrable Securities.

(b) Right to Participate. The Piggyback Notice shall offer such Holders the opportunity to include (or cause to be included) in such registration statement and offering the number of shares of Registrable Securities as the Investor on behalf of any such Holder may request (each, a “Piggyback Registration Statement”). Subject to Section 3.02(c), the Company shall include in each Piggyback Registration Statement all Registrable Securities with respect to which the Company has received written requests for inclusion therein (each, a “Piggyback Request”) within five (5) Business Days after the date of the Piggyback Notice but in any event not later than one (1) Business Day prior to the filing date of a Piggyback Registration Statement. Such notice shall state the intended method of disposition of the Registrable Securities by such Holder. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein. The Company shall not be required to maintain the effectiveness of a Piggyback Registration Statement beyond the earlier of (x) 180 days after the effective date thereof and (y) consummation of the distribution by the Holders of the Registrable Securities included in such registration statement.

(c) Underwriting. The right of any Holder to registration pursuant to Section 3.01(f) or this Section 3.02 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided therein. If any of the securities to be registered pursuant to the registration giving rise to the rights under this Section 3.02 are to be sold in an underwritten offering, the Company shall use commercially reasonable efforts to cause the managing Underwriter or Underwriters of a proposed underwritten offering to permit Holders of Registrable Securities who have timely submitted a Piggyback Request in connection with such offering to include in such offering all Registrable Securities included in each Holder’s Piggyback Request on the same terms and subject to the same conditions as any other shares of capital stock, if any, of the Company included in the offering. Each Holder proposing to distribute its securities through a Piggyback Registration Statement shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement with the managing Underwriter or Underwriters selected for such underwriting by the Company or by the stockholders of the Company who have the right to select the Underwriters (such underwriting agreement to be in the form negotiated by the Company or such stockholders, as the case may be). Notwithstanding any other provision of this Section 3.02, if the managing Underwriter or Underwriters of a proposed underwritten offering with respect to which Holders have exercised their piggyback registration rights advise the Company Board that in its or their good faith opinion the number of Registrable Securities requested to be included in the offering thereby and all other securities proposed to be sold in the offering exceeds the number which can be sold in such underwritten offering in light of market conditions or is such as to adversely affect the success of such filing, the Registrable Securities and such other securities to be included in such underwritten offering shall be allocated: (i) in the event such offering was initiated by the Company, (A) first, up to the total number of securities that the Company has requested to be included in such registration for its own account, (B) second, any other Persons granted piggyback registration rights prior to the date of this Agreement who have the right to participate and that have requested to participate in such offering, allocated in accordance with any agreement as to priority between the Company and such Persons; (C) third, the Registrable Securities of the Holders that have requested to participate in such underwritten offering, and (D) fourth, any other securities of the Company that have been requested to be included in such offering, allocated pro rata among such holders on the basis of the percentage of securities then held by such holders; and (ii) in the event such offering was initiated by holders of securities (other than Registrable Securities) who have exercised their demand registration rights pursuant to other written contractual arrangements with the Company, (A) first, up to the total number of securities that such holders of such securities have requested to be included in such offering, allocated in accordance with any agreement as to priority between the Company and such Persons, (B) second, any other Persons granted piggyback registration rights prior to the date of this Agreement who have the right to participate and that have requested to participate in such underwritten offering, allocated in accordance with any agreement as to priority as between the Company and such Persons, (C) third, the Registrable Securities of the Holders that have requested to participate in such underwritten offering, allocated pro rata among such Holders on the basis of the percentage of the Registrable Securities owned by such Holders; and (D) fourth, any other securities of the Company that have been requested to be included in such offering, allocated in accordance with any agreement as to priority between the Company and such Persons. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the managing Underwriter or Underwriters. Any securities excluded or withdrawn from such underwriting (x) may be substituted by securities held by the Holders to be included in such registration; or (y) in the event the Holders elect not to substitute any shares, may be substituted by securities held by the Company or other holders of Company Securities to be included in such registration; or (z) in the event that the Holders, the Company and other holders of Company Securities elect not to substitute any shares, shall be withdrawn from such registration.

(d) Right to Terminate Registration. The Company or the holders of securities who have caused Registrable Securities to be included in a registration statement pursuant to Section 3.01 or 3.02 to be filed as contemplated by this Section 3.02, as the case may be, shall have the right to have any registration initiated by it or them, as applicable, under this Section 3.02 terminated or withdrawn prior to the effectiveness thereof, whether or not any Holder has elected to include securities in such registration, without any liability to the Company or the holders of securities that were to be included therein.

Section 3.03. Registration Procedures.

(a) Subject to the other applicable provisions of this Agreement, in the case of each registration of Registrable Securities effected by the Company pursuant to Section 3.01 or Section 3.02, the Company will:

(i) prepare and promptly file with the SEC a registration statement with respect to such securities and use commercially reasonable efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby in accordance with the applicable provisions of this Agreement;

(ii) prepare and file with the SEC such amendments (including post-effective amendments) and supplements to such registration statement and the prospectus used in connection with such registration statement as (x) reasonably requested by any Holder (to the extent such request related to information relating to such Holder) or (y) may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement in accordance with the Investor’s intended method of distribution set forth in such registration statement and as may be necessary to keep the registration statement continuously effective for the period set forth in this Agreement;

(iii) respond promptly to any comments received from the SEC and, unless requested otherwise by the Holder who has initiated such registration, request acceleration of effectiveness promptly after it learns that the SEC will not review the registration statement or after it has satisfied comments received from the SEC;

(iv) furnish, (A) to the Investor’s legal counsel, copies of the registration statement and the prospectus included therein (including each preliminary prospectus), in each case including all exhibits thereto, proposed to be filed and provide such legal counsel a reasonable opportunity to review and comment on such registration statement and (B) to the Investor and the Underwriters, such other documents as it may reasonably request in order to facilitate the disposition of Registrable Securities owned by it;

(v) if requested by the managing Underwriter or Underwriters, if any, or the Investor, promptly include in any prospectus supplement or post-effective amendment such information as the managing Underwriter or Underwriters, if any, or the Investor may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such prospectus supplement or post-effective amendment as soon as reasonably practicable after the Company has received such request; provided, however, that the Company shall not be required to take any actions under this Section 3.03(a)(v) that are not, in the opinion of counsel for the Company, in compliance with applicable law;

(vi) in the event that the Registrable Securities are being offered in an Underwritten Offering, furnish to the Investor and to the Underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus and final prospectus as the Investor or Underwriters may reasonably request in order to facilitate the public offering or other disposition of such securities;

(vii) as promptly as reasonably practicable, use commercially reasonable efforts to notify the Investor at any time when (A) a prospectus relating thereto is required to be delivered under the Securities Act or of the Company’s discovery of the occurrence of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and, subject to Section 3.04, at the request of the Investor, prepare as promptly as is reasonably practicable and furnish to the Investor a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchaser of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, or (B) if for any other reason it shall be necessary to amend or supplement such registration statement or prospectus in order to comply with the Securities Act;

(viii) use reasonable best efforts to register and qualify (or exempt from such registration or qualification) the securities covered by such registration statement under such other securities or “blue sky” laws of such jurisdictions within the United States as shall be reasonably requested in writing by the Investor; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (A) qualify to do business in any jurisdictions where it would not otherwise be required to qualify but for this subsection or (B) file a general consent to service of process in any such states or jurisdictions;

(ix) in the event that the Registrable Securities are being offered in an underwritten public offering, enter into an underwriting agreement and any related lock-up arrangement, in usual and customary form and otherwise in accordance with the applicable provisions of this Agreement;

(x) in connection with an Underwritten Offering, the Company shall cause its officers to use their commercially reasonable efforts to support the marketing of the Registrable Securities covered by such offering (including participation in “road shows” or other similar marketing efforts) to the extent reasonably necessary, in the view of the managing underwriter(s), to support the proposed sale of Registrable Securities pursuant to such Underwritten Offering;

(xi) use commercially reasonable efforts to furnish, on the date that such Registrable Securities are delivered to the Underwriters for sale (if such securities are being sold through Underwriters) or, solely in the case of clause (A), (D) and (E), the pricing or closing date of the applicable offering or sale (in the case of an offering with the assistance of a broker, placement agent or other agent of the Holder): (A) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to the managing Underwriter or Underwriters in an underwritten public offering, addressed to the Underwriter or Underwriters (in the case of an underwritten offering) or, if requested, in form and substance as is customarily given to the broker, placement agent or other agent of the Holders assisting in the sale of the Registrable Securities addressed to such broker, placement agent or other agent, if any, (B) a “negative assurances letter”, dated such date, of the legal counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, (C) a “cold comfort” and “bring-down” letter, dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to Underwriters in an underwritten public offering, addressed to the Underwriters, (D) customary certificates executed by authorized officers of the Company as may be requested by any Holder or any underwriter of such Registrable Securities, and (E) make available to the appropriate representatives of the underwriters, if any, and any and any counsel or accountants retained by the Holder access to such information and personnel as is reasonable and customary to enable such parties to establish a due diligence defense under the Securities Act;

(xii) in the event that the Registrable Securities covered by such registration statement are shares of Company Common Stock or shares of capital stock of the Company in a series that the Company has listed on a National Securities Exchange, use commercially reasonable efforts to list the Registrable Securities covered by such registration statement with such National Securities Exchange on which the Company Common Stock or such other shares of capital stock are then listed;

(xiii) provide a transfer agent and registrar for all such Registrable Securities and, if requested by Underwriter(s) or the Holder, a CUSIP/ISIN number for all such Registrable Securities that the Company has listed on a National Securities Exchange, in each case not later than the effective date of such registration statement;

(xiv) in connection with a customary due diligence review, make available, during reasonable business hours, for inspection by any Underwriter participating in any such disposition of Registrable Securities, if any, and any counsel or accountants retained by the Investor or Underwriter (collectively, the “Offering Persons”), at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and cause the officers, directors and employees of the Company and its subsidiaries to supply all information and participate in customary due diligence sessions in each case reasonably requested by any such representative, underwriter, counsel or accountant in connection with such Registration Statement; provided, however, that any information that is not generally publicly available at the time of delivery of such information shall be kept confidential by such Offering Persons unless (A) disclosure of such information is required by court or administrative order or in connection with an audit or examination by, or a blanket document request from, a regulatory or self-regulatory authority, bank examiner or auditor, (B) disclosure of such information, in the reasonable judgment of the Offering Persons, is required by law or applicable legal process (including in connection with the offer and sale of securities pursuant to the rules and regulations of the SEC), (C) such information is or becomes generally available to the public other than as a result of a non-permitted disclosure or failure to safeguard by such Offering Persons in violation of this Agreement or (D) such information (x) was known to such Offering Persons (prior to its disclosure by the Company) from a source other than the Company when such source, to the knowledge of the Offering Persons, was not bound by any contractual, legal or fiduciary obligation of confidentiality to the Company with respect to such information, (y) becomes available to the Offering Persons from a source other than the Company when such source, to the knowledge of the Offering Persons, is not bound by any contractual, legal or fiduciary obligation of confidentiality to the Company with respect to such information or (z) was developed independently by the Offering Persons or their respective representatives without the use of, or reliance on, information provided by the Company. In the case of a proposed disclosure pursuant to (A) or (B) above, such Person shall be required to give the Company written notice of the proposed disclosure prior to such disclosure (except in the case of (B) above when a proposed disclosure was or is to be made in connection with a registration statement or prospectus under this Agreement and except in the case of clause (A) above when a proposed disclosure is in connection with a routine audit or examination by, or a blanket document request from, a regulatory or self-regulatory authority, bank examiner or auditor);

(xv) cooperate with the Investor and each Underwriter or agent participating in the disposition of Registrable Securities and their respective counsel in connection with any filings required to be made with the Financial Industry Regulatory Authority (“FINRA”), including the use of commercially reasonable efforts to obtain FINRA’s pre-clearance or pre-approval of the registration statement and applicable prospectus upon filing with the SEC;

(xvi) as promptly as is reasonably practicable notify the Investor (A) when the prospectus or any prospectus supplement or post-effective amendment has been filed and, with respect to such registration statement or any post-effective amendment, when the same has become effective, (B) of any request by the SEC for amendments or supplements to such registration statement or related prospectus or to amend or to supplement such prospectus or for additional information, (C) of the issuance by the SEC of any stop order suspending the effectiveness of such registration statement or the initiation of any proceedings for such purpose or (D) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose; or

(xvii) use its commercially reasonable efforts to take such other steps that are customarily taken by issuers necessary to effect the registration and sale of the Registrable Securities contemplated hereby.

(b) The Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.03(a)(vii) or 3.03(a)(xvi)(C), the Investor shall discontinue, and shall cause each Holder to discontinue, disposition of any Registrable Securities covered by such registration statement or the related prospectus until receipt of the copies of the supplemented or amended prospectus, which supplement or amendment shall, subject to the other applicable provisions of this Agreement, be prepared and furnished by the Company as soon as reasonably practicable, or until the Investor are advised in writing by the Company that the use of the applicable prospectus may be resumed, and has received copies of any amended or supplemented prospectus or any additional or supplemental filings which are incorporated, or deemed to be incorporated, by reference in such prospectus (such period during which disposition is discontinued being an “Interruption Period”) and, if requested by the Company, the Investor shall use commercially reasonable efforts to return, and cause the Holders to return, to the Company all copies then in their possession, of the prospectus covering such Registrable Securities at the time of receipt of such request. As soon as practicable after the Company has determined that the use of the applicable prospectus may be resumed, the Company will notify the Investor thereof. In the event the Company invokes an Interruption Period hereunder and in the reasonable discretion of the Company the need for the Company to continue the Interruption Period ceases for any reason, the Company shall, as soon as reasonably practicable, provide written notice to the Investor that such Interruption Period is no longer applicable.

Section 3.04. Suspension.

(a) The Company shall be entitled on up to three (3) occasions during any twelve-month period, for the shortest possible period of time and no more than sixty (60) consecutive calendar days and no more than ninety (90) total calendar days during any twelve-month period (any such period, a “Suspension Period”) to (x) defer any registration of Registrable Securities and shall have the right not to file and not to cause the effectiveness of any registration covering any Registrable Securities, (y) suspend the use of any prospectus and registration statement covering any Registrable Securities and (z) require the Holders of Registrable Securities to suspend any offerings or sales of Registrable Securities pursuant to a registration statement, if the Company delivers to the Investor a certificate signed by an executive officer certifying that such registration and offering would (i) require the Company to make an Adverse Disclosure or (ii) materially interfere with any bona fide material financing, acquisition, disposition, reorganization, restructuring, pending or proposed transaction or announcement or other similar transaction or action involving the Company or any of its subsidiaries then under consideration. Such certificate shall contain a statement of the reasons for such suspension and an approximation of the anticipated length of such suspension. The Investor shall keep the information contained in such certificate confidential subject to the same terms set forth in Section 3.03(a)(xiv).

(b) If the Company defers any registration of Registrable Securities in response to an Underwritten Offering Notice or requires the Investor or the Holders to suspend any Underwritten Offering, the Investor shall be entitled to withdraw such Underwritten Offering Notice and if it does so, such request shall not be treated for any purpose as the delivery of an Underwritten Offering Notice pursuant to Section 3.01(f).

(c) Notwithstanding the foregoing or anything herein to the contrary, the application of Section 3.01(f)(iii) or Section 3.02(c) shall not be deemed to be a Suspension Period with respect to any Holder. The Holders acknowledge that the existence of a Suspension Period may or may not constitute material non-public information.

Section 3.05. Expenses of Registration. All Registration Expenses incurred in connection with any registration pursuant to Sections 3.01 and 3.02 shall be borne by the Company. All Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the applicable Holders of the Registrable Securities included in any such registration.

Section 3.06. Information by Holders.

(a) The Holder or Holders of Registrable Securities included in any registration shall, and the Investor shall cause such Holder or Holders to, furnish to the Company such information regarding such Holder or Holders and their Affiliates, the Registrable Securities held by them and the distribution proposed by such Holder or Holders and their Affiliates (the “Holder Information”) as the Company or its Representatives may reasonably request and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement. It is understood and agreed that the obligations of the Company under Sections 3.01 and 3.02 are conditioned on the timely provisions of the foregoing information by such Holder or Holders and, without limitation of the foregoing, will be conditioned on compliance by such Holder or Holders with the following:

(i) such Holder or Holders will, and will cause their respective Affiliates to, cooperate with the Company in connection with the preparation of the applicable registration statement and prospectus and, for so long as the Company is obligated to keep such registration statement effective, such Holder or Holders will and will cause their respective Affiliates to, provide to the Company, in writing and in a timely manner, for use in such registration statement (and expressly identified in writing as such), all information regarding themselves and their respective Affiliates and such other information as may be required by applicable Laws to enable the Company to prepare or amend such registration statement, any related prospectus and any other documents related to such offering covering the applicable Registrable Securities owned by such Holder or Holders and to maintain the currency and effectiveness thereof;

(ii) during such time as such Holder or Holders and their respective Affiliates may be engaged in a distribution of the Registrable Securities, such Holder or Holders will, and they will cause their Affiliates to, comply with all Laws applicable to such distribution, including Regulation M promulgated under the Exchange Act, and, to the extent required by such Laws, will, and will cause their Affiliates to, among other things (A) not engage in any stabilization activity in connection with the securities of the Company in contravention of such Laws, (B) distribute the Registrable Securities acquired by them solely in the manner described in the applicable registration statement and (C) if required by applicable Law, cause to be furnished to each agent or broker-dealer to or through whom such Registrable Securities may be offered, or to the offeree if an offer is made directly by such Holder or Holders or their respective Affiliates, such copies of the applicable prospectus (as amended and supplemented to such date) and documents incorporated by reference therein as may be required by such agent, broker-dealer or offeree;

(iii) such Holder or Holders shall, and they shall cause their respective Affiliates to, (A) supply in a timely manner any information as they may be reasonably requested to provide in connection with the offering or other distribution of Registrable Securities by such Holder or Holders and (B) execute, deliver and perform under any agreements and instruments reasonably requested by the Company or its Representatives to effectuate such registered offering, including opinions of counsel and questionnaires; and

(iv) on receipt of any notice from the Company of the occurrence of any of the events specified in Section 3.03(a)(vii), 3.03(a)(xvi)(B) or 3.03(a)(xvi)(C) or that otherwise requires the suspension by such Holder or Holders and their respective Affiliates of the offering, sale or distribution of any of the Registrable Securities owned by such Holder or Holders, such Holders shall, and they shall cause their respective Affiliates to, cease offering, selling or distributing the Registrable Securities owned by such Holder or Holders until the offering, sale and distribution of the Registrable Securities owned by such Holder or Holders may recommence in accordance with the terms hereof and applicable Law.

Section 3.07. Rule 144 Reporting. With a view to making available the benefits of Rule 144 to the Holders, the Company agrees that, for so long as a Holder owns Registrable Securities, the Company will use its commercially reasonable efforts to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the date of this Agreement;

(b) file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act; and

(c) so long as a Holder owns any Registrable Securities, furnish to the Holder upon written request a written statement by the Company as to its compliance with the reporting requirements of the Exchange Act.

Section 3.08. Requirements for Participation in Registrations and Underwritten Offerings. Notwithstanding anything in this Agreement to the contrary, if any Holder does not provide the Company with its requested Holder Information, the Company may exclude such Holder’s Registrable Securities from the applicable registration statement or prospectus if the Company reasonably determines, based on the advice of counsel, that such information is necessary to effect the registration and such Holder continues thereafter to withhold such information. No person may participate in any Underwritten Offering for equity securities of the Company pursuant to a Registration initiated by the Company hereunder unless such person (a) agrees to sell such person’s securities on the basis provided in any underwriting arrangements approved by the Company and (b) completes and executes all customary questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting agreements and other customary documents as may be reasonably required under the terms of such underwriting arrangements. The exclusion of a Holder’s Registrable Securities as a result of this Section 3.08 shall not affect the registration of the other Registrable Securities to be included in such Registration.

Section 3.09. Indemnification.

(a) Indemnification by Company. To the extent permitted by applicable Law, the Company will, with respect to any Registrable Securities covered by a registration statement or prospectus, or as to which registration or qualification or compliance under applicable “blue sky” laws has been effected pursuant to this Agreement, indemnify and hold harmless each Holder, each Holder’s current and former officers, directors, partners, members, managers, stockholders, accountants, attorneys, agents and employees, and each Person controlling such Holder within the meaning of Section 15 of the Securities Act and such Holder’s current and former officers, directors, partners, members, managers, stockholders, accountants, attorneys, agents and employees, and each Underwriter thereof, if any, and each Person who controls any such Underwriter within the meaning of Section 15 of the Securities Act (collectively, the “Company Indemnified Parties”) from and against any and all expenses, claims, losses, damages, costs (including costs of preparation and reasonable attorney’s fees and any legal or other fees or expenses actually incurred by such party in connection with any investigation or proceeding), judgments, fines, penalties, charges, amounts paid in settlement and other liabilities, joint or several (or actions in respect thereof) (collectively, “Losses”), to the extent arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, preliminary prospectus, offering circular “issuer free writing prospectus” (as such term is defined in Rule 433 under the Securities Act) or other document, in each case related to such registration statement, or any amendment or supplement thereto, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rules or regulations thereunder applicable to the Company in connection with any registration or offering hereunder and (without limiting the preceding portions of this Section 3.09) the Company will reimburse each of the Company Indemnified Parties for any reasonable and documented out-of-pocket legal expenses and any other reasonable and documented out-of-pocket expenses actually incurred in connection with investigating, defending or, subject to the last sentence of this Section 3.09, settling any such Losses or action, as such expenses are incurred; provided that the Company’s indemnification obligations shall not apply to amounts paid in settlement of any Losses or action if such settlement is effected without the prior written consent of the Company (which consent shall not be unreasonably withheld or delayed), nor shall the Company be liable to a Holder in any such case for any such Losses or action to the extent that it arises out of or is based upon a violation or alleged violation of any state or federal Law (including any claim arising out of or based on any untrue statement or alleged untrue statement or omission or alleged omission in the registration statement or prospectus) which occurs in reliance upon and in conformity with written information regarding such Holder furnished to the Company by such Holder or its authorized representatives expressly for use in connection with such registration by or on behalf of any Holder.

(b) Indemnification by Holders. To the extent permitted by applicable Law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which registration or qualification or compliance under applicable “blue sky” laws is being effected, indemnify, severally and not jointly with any other Holders of Registrable Securities, the Company, each of its Representatives, each Person who controls the Company or such Underwriter within the meaning of Section 15 of the Securities Act (collectively, the “Holder Indemnified Parties”), against all Losses (or actions in respect thereof) to the extent arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, preliminary prospectus, offering circular, “issuer free writing prospectus” or other document, in each case related to such registration statement, or any amendment or supplement thereto, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and will reimburse each of the Holder Indemnified Parties for any reasonable and documented out-of-pocket legal expenses and any other reasonable and documented out-of-pocket expenses actually incurred in connection with investigating, defending or, subject to the last sentence of this Section 3.09, settling any such Losses or action, as such expenses are incurred, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular, “issuer free writing prospectus” or other document in reliance upon and in conformity with written information regarding such Holder furnished to the Company by such Holder or its authorized representatives specifically for use therein; provided, however, that in no event shall any indemnity under this Section 3.09(b) payable by the Investor and any Holder exceed an amount equal to the net proceeds (after payment of Selling Expenses) received by each such Holder in respect of the Registrable Securities sold pursuant to the registration statement. The indemnity agreement contained in this Section 3.09(b) shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the prior written consent of the applicable Holder (which consent shall not be unreasonably withheld or delayed).

(c) Notification. If any Person shall be entitled to indemnification under this Section 3.09 (each, an “Indemnified Party”), such Indemnified Party shall give prompt notice to the party required to provide indemnification (each, an “Indemnifying Party”) of any claim or of the commencement of any proceeding as to which indemnity is sought. The Indemnifying Party shall have the right, exercisable by giving written notice to the Indemnified Party as promptly as reasonably practicable after the receipt of written notice from such Indemnified Party of such claim or proceeding, to assume, at the Indemnifying Party’s expense, the defense of any such claim or litigation, with counsel reasonably satisfactory to the Indemnified Party and, after notice from the Indemnifying Party to such Indemnified Party of its election to assume the defense thereof, the Indemnifying Party will not (so long as it shall continue to have the right to defend, contest, litigate and settle the matter in question in accordance with this Section 3.09(c)) be liable to such Indemnified Party hereunder for any legal expenses and other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof; provided, however, that an Indemnified Party shall have the right to employ separate counsel in any such claim or litigation, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless the Indemnifying Party shall have failed within a reasonable period of time to assume such defense and the Indemnified Party is or would reasonably be expected to be materially prejudiced by such delay. The failure of any Indemnified Party to give notice as provided herein shall relieve an Indemnifying Party of its obligations under this Section 3.09 only to the extent that the failure to give such notice is materially prejudicial or harmful to such Indemnifying Party’s ability to defend such action. No Indemnifying Party shall, without the prior written consent of each Indemnified Party (which consent shall not be unreasonably withheld or delayed), consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. The indemnity agreements contained in this Section 3.09 shall not apply to amounts paid in settlement of any claim, loss, damage, liability or action if such settlement is effected without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. The indemnification set forth in this Section 3.09 shall be in addition to any other indemnification rights or agreements that an Indemnified Party may have. An Indemnifying Party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such Indemnifying Party with respect to such claim, unless in the reasonable judgment of any Indemnified Party a conflict of interest may exist between such Indemnified Party and any other Indemnified Parties with respect to such claim.

(d) Contribution. If the indemnification provided for in this Section 3.09 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party, other than pursuant to its terms, with respect to any Losses or action referred to therein, then, subject to the limitations contained in this Section 3.09, the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses or action in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and the Indemnified Party, on the other, in connection with the actions, statements or omissions that resulted in such Losses or action, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party, on the one hand, and the Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made (or omitted) by, or relates to information supplied by such Indemnifying Party or such Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission. The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 3.09(d) was determined solely upon pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding sentence of this Section 3.09(d). Notwithstanding the foregoing, the amount the Investor and any Holder will be obligated to contribute pursuant to this Section 3.09(d) will be limited to an amount equal to the net proceeds (after payment of Selling Expenses) received by such Investor and/or such Holder in respect of the Registrable Securities sold pursuant to the registration statement which gives rise to such obligation to contribute. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

Section 3.10. Transfer of Registration Rights. Any rights to cause the Company to register securities granted to a Holder under this Article III may be transferred or assigned to any Affiliate of such Holder to whom shares of Series A Preferred Stock or Series A Preferred Stock are transferred pursuant to and in accordance with Section 4.02 or any other party to whom such Holder may transfer any shares of Series A Preferred Stock pursuant to Section 4.02; provided, however, that (a) prior written notice of such assignment of rights is given to the Company and (b) such Person agrees in writing to be bound by, and subject to, this Agreement as a “Holder” pursuant to a written instrument in form and substance reasonably acceptable to the Company.

Section 3.11. Termination of Registration Rights. The rights of any particular Holder to cause the Company to register securities under Article III shall terminate with respect to such Holder upon the date upon which such Holder no longer holds any Registrable Securities. The registration rights contained in this Article III shall terminate on the date on which all Holders cease to hold Registrable Securities.

Section 3.12. Registration Default. Any of the following events shall be deemed to be a “Registration Default” for purposes of the Series of A Certificate of Designations:

(a) If a Resale Shelf Registration Statement is not filed with the SEC on or prior to the date that is 300 days after the date hereof;

(b) if a Resale Shelf Registration Statement is filed but not declared effective by the SEC (or has not become effective in the case of an automatic shelf registration statement) on or prior to the date that is twelve (12) months after the date hereof; or

(c) if a Shelf Registration has been declared or becomes effective but ceases to be effective or usable for the offer and sale of the Registrable Securities (without being succeeded immediately by an effective replacement registration statement), or the Shelf Registration or prospectus contained therein is subject to one or more Suspension Periods which exceeds 90 days in the aggregate in any consecutive 12-month period;

provided, however, that (i) upon the filing of the Resale Shelf Registration Statement (in the case of paragraph (a) above), (ii) upon the effectiveness of the Resale Shelf Registration Statement (in the case of paragraph (b) above), or (iii) upon such time as the Shelf Registration which had ceased to remain effective or usable for resales again becomes effective and usable for resales (in the case of paragraph (c) above), the applicable Registration Default shall cease and be deemed cured as of such time.

Article IV
Limitations on Transfers

Section 4.01. Limitation on Transfer of Series A Preferred Stock.

(a) Except as otherwise permitted by this Agreement, including Section 4.02, the Investor shall not, from and after the date hereof until the earliest of (i) the date that is twelve (12) months following the date hereof and (ii) the date of the consummation of a Fundamental Change (as defined in the Series A Certificate of Designations) (such period, the “Restricted Period”), directly or indirectly, sell, transfer, assign, or otherwise dispose of (each, a “Transfer”) any portion of or interest in any shares of Series A Preferred Stock (including any Conversion Shares; but excluding, for the avoidance of doubt, any Company Common Stock held by the Investor immediately prior to the date hereof) without the prior written consent of the Company (which consent may be given or withheld or made subject to such conditions as are determined by the Company in its sole discretion); it being understood that a transfer of any common stock or other securities issued by the Investor shall not constitute an indirect Transfer of any shares of Series A Preferred Stock (including any Conversion Shares) by the Investor for purposes of this Section 4.01). Notwithstanding the foregoing, the Investor shall provide notice to the Company of any Transfer of any shares of Series A Preferred Stock (but not any Conversion Shares that are no longer subject to transfer restrictions) substantially concurrent with such Transfer.

(b) Any purported Transfer that is not in accordance with the terms and conditions of this Article IV shall be, to the fullest extent permitted by Law, null and void ab initio, and, in addition to other rights and remedies at law and in equity, the Company shall be entitled to injunctive relief enjoining the prohibited action.

Section 4.02. Permitted Transfers. Notwithstanding anything to the contrary in Section 4.01, the Investor may Transfer all or any portion of or any interest in any shares of Series A Preferred Stock or Conversion Shares as follows:

(a) to the Company or its Subsidiaries;

(b) pursuant to a merger, other business combination, acquisition of assets or similar transaction or any change of control transaction involving the Company or any of its Subsidiaries, or tender offer or exchange offer made to all holders of the Company Common Stock (for the avoidance of doubt, if such transaction does not close for any reason, the release from restrictions on Transfers under this clause (b) shall not apply to any Series A Preferred Stock and Conversion Shares, including Company Common Stock received pursuant to the conversion of any Series A Preferred Stock that had previously been converted to participate in any such transaction); and

(c) to any Affiliate of an Investor, and such permitted transferee may further Transfer all or any portion of or any interest in any shares of Series A Preferred Stock or Conversion Shares to any other Affiliate; provided, however, that no such Transfer shall be permitted pursuant to this clause (c) unless and until any such permitted transferee agrees in writing for the benefit of the Company to be bound by the terms of this Agreement (each such transferee under this clause (c), a “Permitted Transferee”).

Section 4.03. Legend.

(a) The Company may place appropriate and customary legends on the shares of Series A Preferred Stock (or the Conversion Shares) held by the Investor setting forth the restrictions referred to in this Article IV and any restrictions appropriate for compliance with U.S. federal securities Laws. The Investor agrees with the Company that, other than to take into account any changes in applicable securities Laws, each share of Series A Preferred Stock held by an Investor on the Closing Date shall be marked with a legend substantially in the form set forth below:

THESE SECURITIES AND THE SECURITIES ISSUABLE UPON THE CONVERSION THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT RELATING TO SUCH SECURITIES UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES LAWS OF OTHER JURISDICTIONS.

THESE SECURITIES ARE SUBJECT TO TRANSFER AND OTHER RESTRICTIONS SET FORTH IN THE INVESTOR RIGHTS AGREEMENT DATED OCTOBER 27, 2022, BETWEEN CEPTON, INC. AND KOITO MANUFACTURING CO., LTD., AS AMENDED FROM TIME TO TIME, COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE ISSUER.

(b) Upon request of the applicable Investor and delivery by such Investor of such certificates, representations (including broker’s representation letters), tax forms and other documentation reasonably requested by the Company or the Company’s transfer agent, upon receipt by the Company of an opinion of counsel reasonably satisfactory to the Company at the Company’s expense to the effect that such legend is no longer required under the Securities Act and applicable state securities laws, the Company shall promptly cause the first paragraph of the legend to be removed from any certificate for any Series A Preferred Stock or Company Common Stock to be Transferred in accordance with the terms of this Agreement and the second paragraph of the legend shall be removed upon the expiration of such transfer and other restrictions set forth in this Agreement (and, for the avoidance of doubt, immediately prior to any termination of this Agreement), and upon the removal of all such legends, the Company shall cooperate with the Investor to permit such Company Common Stock to be eligible for book-entry deposit through the facilities of The Depositary Trust Company.

Article V
Additional Agreements

Section 5.01. Information and Access. From time to time, upon reasonable written request by the Investor, the Company agrees to provide the Investor with the following:

(a) as soon as practicable after the end of each fiscal year of the Company, (i) an audited, consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year and (ii) audited, consolidated statements of income, comprehensive income, cash flows and changes in shareholders’ equity of the Company and its Subsidiaries for such fiscal year; provided that this requirement shall be deemed to have been satisfied if the Company files its annual report on Form 10-K for the applicable fiscal year with the SEC and notify Investor of the completion of such filing, together with a URL to such filed report, on the date of the filing;

(b) as soon as practicable after the end of each of the first three quarters of each fiscal year of the Company, (i) a reviewed consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal quarter and (ii) reviewed consolidated statements of income, comprehensive income and cash flows of the Company and its Subsidiaries for such fiscal quarter; provided that this requirement shall be deemed to have been satisfied if the Company files its quarterly report on Form 10-Q for the applicable fiscal quarter with the SEC and notify Investor of the completion of such filing, together with a URL to such filed report, on the date of such filing;

(c) within six (6) Business Days after the end of each calendar month, a monthly financial report containing the trial balance of unaudited consolidated balance sheet and statement of revenues of the Company and its Subsidiaries as of the end of such calendar month, in such format reasonably designated by the Investor from time to time;

(d) reasonable access, to the extent reasonably requested by the Investor, to the offices and the properties of the Company and its Subsidiaries, including its and their books and records, all upon reasonable notice and at such reasonable times as the Investor may reasonably request; provided that any access pursuant to this Section 5.01(d) shall be conducted in a manner as not to interfere unreasonably with the conduct of the business of the Company and its Subsidiaries; and

(e) any information that may be reasonably requested by the Investor in connection with the conversion of Series A Preferred Stock or any other information that is necessary for the Investor to prepare any of its financial statements in accordance with the Japanese generally accepted accounting principles for each fiscal year of the Investor.

Section 5.02. Confidentiality.

(a) The Investor shall, and shall cause its Affiliates and Representatives to, keep confidential any information (including oral, written and electronic information) concerning the Company, its Subsidiaries or its Affiliates that may be furnished to the Investor or their respective Affiliates or Representatives by or on behalf of the Company or any of its Representatives pursuant to Section 5.01 (collectively referred to as the “Company Confidential Information”); provided that the Company Confidential Information shall not include information that (i) was or becomes available to the public other than as a result of a disclosure by the Investor or any of their respective Affiliates or Representatives in violation of this Section 5.02, (ii) was or becomes available to the Investor or any of their respective Affiliates or Representatives from a source other than the Company or its Representatives; provided that such source is believed by the Investor not to be disclosing such information in violation of an obligation of confidentiality (whether by agreement or otherwise) to the Company or any of its Affiliates, or (iii) at the time of disclosure is already in the possession of the Investor or any of their respective Affiliates or Representatives; provided that such information is believed by the Investor not to be subject to an obligation of confidentiality (whether by agreement or otherwise) to the Company. The Investor and the Company agree that Company Confidential Information may be disclosed solely to the Investor’s Affiliates and their respective Representatives and in the event that the Investor, any of its Affiliates or any of its or their respective Representatives are requested or required by applicable Law, judgment or by a Governmental Entity (including by deposition, interrogatory, request for documents, subpoena, civil investigative demand, summons or similar process) to disclose any Company Confidential Information, in each of which instances, to the extent permissible by applicable Law and reasonably practicable, the Investor, its Affiliates, and their respective Representatives, as the case may be, shall provide notice to the Company sufficiently in advance of any such disclosure so that the Company shall have a reasonable opportunity to timely seek to limit, condition or quash such disclosure; and, provided, that, with respect to any Affiliate of the Investor receiving Company Confidential Information hereunder (i) such Affiliate of the Investor, as applicable, will agree to keep such information confidential in accordance with this Section 5.02 as though it were a party hereto and (ii) the Investor will remain liable for any breaches by their respective Affiliates and Related Investment Funds of this Section 5.02.

(b) The Company and the Investor further acknowledge and agree that, for the avoidance of doubt, the confidentiality obligation with respect to any Confidential Information (as defined in the Confidentiality Agreement), whether disclosed prior to or on and after the date hereof, shall be subject to the terms and conditions of the Confidentiality Agreement, which shall continue in full force and effect after the date hereof until the expiration or termination thereof in accordance with its terms.

Section 5.03. Section 16 Matters.

(a) For so long as the Investor is deemed to be a “ten percent beneficial owner” with respect to the Company under Rule 16a-2 under the Exchange Act, the Company shall provide to the Investor the notice set forth in Section 11(f) of the Series A Certificate of Designations as soon as reasonably practicable (including, prior to the occurrence of the applicable event) and in any event no later than one Business Day following any adjustment pursuant to Section 11 of the Series A Certificate of Designations, in order to enable the Investor to comply with its reporting obligations under Section 16 of the Exchange Act.

(b)  If the Company becomes a party to a consolidation, merger or other similar transaction that may result in the Investor, their Affiliates and/or any Investor Director being deemed to have made a disposition of Company Common Stock or derivatives thereof for purposes of Section 16 of the Exchange Act, and if any Investor Director is serving on the Company Board at such time or has served on the Board during the preceding six months (i) the Company Board will pre-approve such disposition of Company Common Stock or derivatives thereof for the express purpose of exempting the Investor’s, their respective Affiliates’ and the Investor Director’s interests (to the extent the Investor or their respective Affiliates may be deemed to be “directors by deputization”) in such transaction from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 thereunder and (ii) if the transaction involves (x) a merger or consolidation to which the Company is a party and Company Common Stock (or Equity-Linked Securities) is, in whole or in part, converted into or exchanged for equity securities of a different issuer, (y) a potential acquisition by the Investor, such Investor’s respective Affiliates, and/or the Investor Director of equity securities of such other issuer or derivatives thereof and (z) an Affiliate or other designee of the Investor or their respective Affiliates will serve on the board of directors (or its equivalent) of such other issuer, then if the Company requires that the other issuer pre-approve any acquisition of equity securities or derivatives thereof for the express purpose of exempting the interests of any director or officer of the Company or any of its Subsidiaries in such transactions from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 thereunder, the Company shall require that such other issuer pre-approve any such acquisitions of equity securities or derivatives thereof for the express purpose of exempting the interests of the Investor, their respective Affiliates and the Investor Director (for such Investor and/or their respective Affiliates, to the extent such persons may be deemed to be “directors by deputization” of such other issuer) in such transactions from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 thereunder.

Article VI
Miscellaneous

Section 6.01. Notices. All notices, requests and other communications to a Party shall be in writing (including email transmission, so long as a receipt of such email is requested and received) and shall be given,

(i) if to the Investor to:

KOITO MANUFACTURING CO., LTD.
4-8-3 Takanawa
Minato-ku, Tokyo 108-8711
Japan

Attn:	Satoshi Kabashima
Email:	[ ]

with copies (which will not constitute notice) to:

Nishimura & Asahi
Otemon Tower
1-1-2 Otemachi
Chiyoda-ku, Tokyo 100-8124
Japan

Attn:	Tatsuya Tanigawa
Email:	[ ]

Davis Polk & Wardwell LLP
Izumi Garden Tower 33F
1-6-1 Roppongi
Minato-ku, Tokyo 106-6033
Japan

Attn:	Ken Lebrun
Email:	[ ]

(ii) if to the Company to:

Cepton, Inc.
399 West Trimble Road
San Jose, CA 95131
United States of America

Attn:	Hull Xu, Chief Financial Officer
Email:	[ ]

with a copy (which will not constitute notice) to:

O’Melveny & Myers LLP
Two Embarcadero Center, 28th Floor
San Francisco, CA 94111
United States of America

Attn:	Paul Sieben; Ryan Coombs
Email:	[ ]

or to such other address or email address as such party may hereafter specify for the purpose by notice to the other Party. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding Business Day in the place of receipt.

Section 6.02. Amendments; Waivers. This Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed by the Company and the Investor. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, shall not constitute a waiver by such party of its right to exercise any such other right, power or remedy or to demand such compliance.

Section 6.03. Governing Law; Specific Performance; Consent to Jurisdiction.

(a) This Agreement and all actions, proceedings or counterclaims (whether based on contract, tort or otherwise) arising out of or relating to this Agreement, any transaction contemplated hereby or the actions of the Investor or the Company in the negotiation, administration, performance and enforcement thereof, shall be governed by, and construed in accordance with the Laws of the State of Delaware, including its statute of limitations, without giving effect to any choice or conflict of Laws provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

(b) The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the courts described in Section 6.03(c), without proof of damages or otherwise (in each case, subject to the terms and conditions of this clause (b)) (and each party hereto acknowledges and agrees that any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this clause (b) shall not be required to provide any bond or other security in connection with any such order or injunction), this being in addition to any other remedy to which they are entitled at law or in equity. The parties hereto agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason, or that a remedy of monetary damages would provide an adequate remedy or that the parties otherwise have an adequate remedy at law.

(c) Each of the parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of the Chancery Court of the State of Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction, any state or federal court within the State of Delaware), for the purposes of any demand, action, suit, countersuit, arbitration, inquiry, proceeding or investigation by or before any Governmental Entity or any arbitration or mediation tribunal (“Action”) or other proceeding arising out of this Agreement and the rights and obligations arising hereunder, and irrevocably and unconditionally waives any objection to the laying of venue of any such Action or proceeding in any such court, and further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Action or proceeding has been brought in an inconvenient forum. Each party hereto agrees that service of any process, summons, notice or document by registered mail to such party’s respective address set forth in Section 6.01 shall be effective service of process for any such Action or proceeding.

Section 6.04. WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTION. EACH PARTY ACKNOWLEDGES AND AGREES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (C) IT MAKES THIS WAIVER VOLUNTARILY; AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.04.

Section 6.05. Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the Parties. Upon such a determination, the Parties agree to negotiate in good faith to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision. If any provision of this Agreement is so broad as to be unenforceable, such provision will be interpreted to be only so broad as it is enforceable.

Section 6.06. Third Party Beneficiaries. Unless expressly set forth herein, this Agreement is not intended to and shall not confer any rights or remedies upon any person other than the Parties, their respective successors and permitted assigns and any Indemnified Party hereunder.

Section 6.07. Assignment.

(a) Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by any party hereto (whether by operation of Law or otherwise) without the prior written consent of the other party; provided that notwithstanding the foregoing, (i) the Investor shall be permitted to assign this Agreement and its rights, interests and obligations hereunder without the prior written consent of the Company to any Permitted Transferee of the Series A Preferred Stock and Conversion Shares and (ii) this Section 6.07 shall not prohibit any Transfer permitted under Section 4.02.

(b) Without limitations to clause (a), subject to Section 4.01, the Investor shall be permitted to assign its rights, interests and obligations arising out of Article III, Section 4.03 and Section 5.03(a) (which obligations and rights shall apply in full to both the Investor and such transferee, provided that the total number of Underwritten Offerings that may be demanded by the Investor and such transferee shall remain the same as before such transfer) without the prior written consent of the Company in connection with a transfer of the Series A Preferred Stock (counted on an as-converted basis) and Conversion Shares constituting greater than 50% of the sum of (i) the Series A Preferred Stock (counted on an as-converted basis) and Conversion Shares held by the Investor immediately prior to such transfer and (ii) any Series A Preferred Stock (counted on an as-converted basis) and Conversion Shares previously transferred by the Investor as permitted under Section 4.02.

Section 6.08. Termination.

(a) Automatic Termination. Other than the termination provisions applicable to particular Sections of this Agreement that are specifically provided elsewhere in this Agreement, this Agreement shall terminate, subject to Section 6.08(b), (i) upon the mutual written agreement of the Company and the Investor and (ii) with respect to any Holder, at such time when such Holder no longer beneficially owns any Registrable Securities, unless such Holder is the Investor in which case this Agreement shall remain in effect for so long as the Investor is entitled to any of the rights in Article II.

(b) Survival. In the event that this Agreement shall terminate, all provisions of this Agreement shall terminate and shall be void, except Section 5.02 and Articles I and VI and shall survive any such termination indefinitely. The termination of this Agreement shall not relieve any party from any liability for any breach by a party of this Agreement.

Section 6.09. Entire Agreement, etc. This Agreement, together with the Series A Certificate of Designations and the Investment Agreement, constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, between the parties, with respect to the subject matter hereof; provided, that nothing herein shall limit, restrict, prevent or supersede the other Transaction Documents, or serve as a consent or waiver thereunder.

Section 6.10. Counterparts. This Agreement and any amendments hereto may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. Any such counterpart, to the extent delivered by fax or .pdf, .tif, .gif, ..jpg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No Party may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each Party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

CEPTON, INC.

By:	/s/ Jun Pei
	Name:	Jun Pei
	Title:	President and Chief Executive Officer

[Signature Page to Investor Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

KOITO MANUFACTURING CO., LTD.

By:	/s/ Michiaki Kato
	Name:	Michiaki Kato
	Title:	President and COO

[Signature Page to Investor Rights Agreement]